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                                                                 EXHIBIT 23.10


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Gentle Dental Services Corporation and to the incorporation by reference therein of our report dated April 25, 1997, with respect to the financial statements of Dedicated Dental Systems, Inc. included in the Current Report on Form 8-K/A Amendment No. 1 of Gentle Dental Services Corporation dated October 14, 1998, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Los Angeles, California
January 26, 1999